                                                              Exhibit 99.1

                                                FOR IMMEDIATE RELEASE


                          YAHOO! REPORTS FOURTH QUARTER AND
                        1998 FISCAL YEAR END FINANCIAL RESULTS

               FOURTH QUARTER PRO FORMA NET INCOME OF $0.21 PER SHARE


     SANTA CLARA, CALIF.-JAN. 12, 1999-Yahoo! Inc. (NASDAQ: YHOO) today reported net revenues totaling $76,410,000 for the fourth quarter ended Dec. 31, 1998, nearly triple the net revenues of $26,584,000 for the fourth quarter of 1997. Pro forma net income for the fourth quarter of 1998 was $25,043,000 or $0.21 per share diluted, excluding the effects of amortization of intangible assets, a one-time charge of $2,100,000 incurred in connection with the acquisition of Yoyodyne Entertainment, Inc., and a one-time charge of $2,300,000 for in-process research and development purchased in the December 1998 acquisition of HyperParallel, Inc., a data analysis company. This compares with pro forma net income of $1,909,000 or $0.02 per share diluted for the fourth quarter of 1997, excluding the effect of a one-time charge of $3,850,000 incurred in connection with the acquisition of Four11 Corporation. Including the amortization of intangibles and one-time charges, the net income for the fourth quarter of 1998 was $18,524,000 or $0.16 per share diluted as compared to a net loss for the fourth quarter of 1997 of $1,941,000 or $0.02 per share diluted.

     Net revenues for fiscal 1998 were $203,270,000, nearly triple the net revenues of $70,450,000 for fiscal 1997. Pro forma net income for fiscal 1998 was $49,933,000 or $0.45 per share diluted compared to a net loss of $425,000 or $0.00 per share diluted in fiscal 1997. Pro forma fiscal 1998 results exclude the amortization of intangible assets, the second quarter one-time charge of $15,000,000 for in-process research and development purchased in the acquisition of Viaweb Inc., and the fourth quarter one-time charges relating to the Yoyodyne and HyperParallel acquisitions. Including the amortization of intangibles and one-time charges, fiscal 1998 net income was $25,588,000 or $0.23 per share diluted. Pro forma fiscal 1997 results exclude one-time charges of $25,095,000. Including these one-time charges, the fiscal 1997 net loss was $25,520,000 or $0.29 per share diluted. In light of the SEC's recent interpretation of the accounting for acquired in-process technology, during the fourth quarter of 1998, Yahoo! reviewed the accounting treatment used in connection with its acquisition of in-process technologies. As a result and with the SEC's concurrence, Yahoo! has reduced the second quarter of 1998 in-process research and development one-time charge from $44,100,000 to $15,000,000 and adjusted the amortization of related intangible assets for the second and third quarters of 1998.

     In separate announcements today, Yahoo! said its Board of Directors has approved a 2-for-1 common stock split and that the company has expanded executive roles. Tim Koogle, Yahoo!'s president and chief executive officer, has been appointed chairman and chief executive officer. Jeff Mallett has been named president in addition to his current role as chief operating officer of the company and has joined the Board of Directors.

     During the month of December 1998, traffic on the Yahoo!-Registered Trademark- global network of properties grew to an average of 167 million page views per day, compared to an average of 144 million page views per day in September 1998. Yahoo! Japan's traffic, which is included in the above page view totals, increased to more than 13 million page views per day during the month of December 1998 from approximately 11 million in September 1998.
A page view is defined as one electronic page of information displayed in response to a user request.

                                      - MORE -

YAHOO! REPORTS FOURTH QUARTER AND 1998 FISCAL YEAR END FINANCIAL RESULTS/PAGE 2

     Yahoo! today also announced that its registration base reached more than 35 million unique registrations during the fourth quarter, representing the number of registrations for Yahoo!'s registered member services. Yahoo! currently provides more than a dozen registered services for its members, including Yahoo! Shopping, Yahoo! Auctions, Yahoo! Clubs, Yahoo! Address Book, Yahoo! Calendar, Yahoo! Mail, My Yahoo!, stock portfolios and travel reservations and ticketing.

     Yahoo!'s reach continues to grow across its network. The Yahoo! network of properties is ranked No. 1 in reach among work users (49.6 percent) and is second only to AOL Web sites in home reach (43.7 percent). In combined work/home reach, Yahoo! is ranked No. 3 behind AOL Web sites and Microsoft Web sites (Media Metrix, November 1998).

     "1998 was another landmark year for Yahoo!. We consistently and carefully managed the business, executed our original plan, and invested in growing the company while increasing profits each quarter," said Tim Koogle, chairman and CEO of Yahoo!. "Our performance exceeded expectations and is the result of relentless expansion of value-added choices and services we offer users, advertisers and merchants. While giving users the best experience available on the Web, we delivered a uniquely powerful platform on which advertisers and merchants can build their online businesses. We look forward to continuing to maintain and strengthen our leadership position in the coming year."

MERCHANT AND ADVERTISER SERVICES

     During the fourth quarter, Yahoo! expanded its leading direct marketing services through its acquisition of Yoyodyne Entertainment, Inc., a leader in Internet permission-based, direct marketing. Yoyodyne's direct marketing services are now available as a component of Yahoo!'s extensive suite of advertising and merchant services, enabling Yahoo! to offer its clients even greater options.

     During the fourth quarter, Yahoo! extended its presence in online commerce. The company unveiled a major new online shopping service, Yahoo! Shopping (http://shopping.yahoo.com), that leverages Yahoo!'s acquisition of Viaweb to provide a complete service for merchants to reach Yahoo!'s millions of unique users. Online shoppers purchased a wide array of products from more than 3,400 participating Yahoo! Store merchants during the holiday season. In addition, Digital Chef, Genesis Direct, and Value America joined Yahoo!'s premier merchant program to provide users easy access to purchase gourmet food and kitchenware, sports merchandise, and consumer electronics throughout relevant areas of the Yahoo! network.

DISTRIBUTION

     In addition to ongoing distribution including Compaq, Gateway, Microsoft's MSN and WebTV, Yahoo! recently secured global distribution on Hewlett-Packard Pavilion PCs, featuring a co-branded HP My Yahoo! start page accessible directly from the keyboard and the desktop. Yahoo! also entered a global distribution agreement with IBM. The new IBM Aptiva PCs connect users to both Yahoo!'s Web directory (http://www.yahoo.com) and a co-branded My Yahoo! personalized start page (http://my.yahoo.com). Yahoo! and British Telecommunications plc (BT) launched Yahoo! Click, a new service combining Internet access from BT with the navigational and aggregation expertise of Yahoo! UK & Ireland (http://www.yahoo.co.uk) for Web users in the United Kingdom. In addition, Yahoo! announced plans to give wireless access to Yahoo! People Search (http://people.yahoo.com) for users of the Palm VII-TM- organizer from Palm Computing. The company expects to begin testing this service for Palm VII organizer users in the first half of 1999.

                                  - MORE -

YAHOO! REPORTS FOURTH QUARTER AND 1998 FISCAL YEAR END FINANCIAL RESULTS/PAGE 3

NETWORK PROGRAMMING AND SERVICES

      During the quarter, Yahoo! expanded its
Web programming for users. The company added audio content to Yahoo! News (http://dailynews.yahoo.com) through a relationship with National Public Radio. Leveraging its extensive nationwide classifieds listings (http://classifieds.yahoo.com), Yahoo! launched Yahoo! Employment (http://employment.yahoo.com), a guide to researching and finding career information on the Web. Yahoo! Sports (http://sports.yahoo.com) and Fox Sports Online teamed to offer fans Coverage of the World Series (http://foxsports.yahoo.com), a site hosted on Yahoo! Sports offering comprehensive information on the 1998 World Series. Also in the sports arena, Yahoo! launched Yahoo! Ski and Snow (http://snow.yahoo.com), providing snow conditions, sports equipment, resort and travel information, and access to relevant chats.

COMMUNITY AND COMMUNICATION SERVICES

      During the fourth quarter, Yahoo! launched Yahoo! Address Book (http://address.yahoo.com), an online contact manager enabling users to access and use their address book from any Internet-connected computer. The company also introduced a beta version of TrueSync for Yahoo!, allowing users of Yahoo! Calendar (http://calendar.yahoo.com), Yahoo! Address Book and Yahoo! To Do List to access their information from computers and devices including Microsoft Outlook and 3Com Palm products. Yahoo! offers its registered members a complete suite of communications and community tools, including Yahoo! Mail, Yahoo! Pager, Yahoo! Chat, Yahoo! Message Boards, Yahoo! Clubs, Yahoo! Calendar, Yahoo! Address Book and Yahoo! To Do List.

INTERNATIONAL SERVICES

     During the fourth quarter, Yahoo! launched Yahoo! Spain (http://www.yahoo.es), the newest addition to Yahoo!'s network of 15 world properties. Openfind's Chinese language search engine was integrated into the Yahoo! Chinese (http://gbchinese.yahoo.com and http://chinese.yahoo.com) Web directory and navigational guide. Yahoo! Chinese has quickly become one of the most popular navigational Web guides for Chinese language Web sites.

ABOUT YAHOO!

     Yahoo! Inc. is a global Internet media company that offers a branded network of comprehensive information, communication and shopping services to millions of users daily. As the first online navigational guide to the Web, www.yahoo.com is a leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. The company's global Web network includes 15 world properties. Yahoo! has offices in Europe, the Asia Pacific and Canada, and is headquartered in Santa Clara, Calif.

     This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to grow its user and advertiser bases, its advertising and commerce revenues, and to continue to generate profits and positive cash flow from operations. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the company's limited operating history, the increasingly competitive and constantly changing environment for advertising sales and for Yahoo! branded services, the early stage of the Web as an advertising and commerce medium, and the company's dependence on advertising revenues and on third parties for technology, content and distribution. More information about potential factors that could affect the company's business and financial results is included in the company's Annual Report on Form 10-K for

                                  - MORE -

YAHOO! REPORTS FOURTH QUARTER AND 1998 FISCAL YEAR END FINANCIAL RESULTS/PAGE 4

the year ended Dec. 31, 1997 and Quarterly Report on Form 10-Q for the period ended Sept. 30, 1998, including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," which are on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying condensed consolidated statements of operations and balance sheets are an integral part of this announcement.

                                  # # #

Yahoo! and the Yahoo! logo are registered trademarks of Yahoo! Inc.
   All other names are trademarks and/or registered trademarks of their respective owners.



Contacts:

Gary Valenzuela               Diane Hunt
Chief Financial Officer       Director, Corporate Communications
Yahoo! Inc.                   Yahoo! Inc.
(408) 731-3350                (408) 731-3441
garyval@yahoo-inc.com         diane@yahoo-inc.com

                           YAHOO! INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           THREE MONTHS ENDED                     YEAR ENDED
                                                               DECEMBER 31,                      DECEMBER 31,
                                                          1998            1997                1998           1997

  Net revenues                                         $    76,410     $     26,584       $    203,270     $     70,450
  Cost of revenues                                           7,889            3,790             23,825           10,885
                                                         ----------      -----------        -----------      -----------
      Gross profit                                          68,521           22,794            179,445           59,565
                                                         ----------      -----------        -----------      -----------

  Operating expenses:
      Sales and marketing                                   30,527           15,776             92,380           45,778
      Product development                                    7,076            3,797             22,742           12,082
      General and administrative                             3,575            2,163             11,210            7,392
                                                         ----------      -----------        -----------      -----------
          Total operating expenses                          41,178           21,736            126,332           65,252
                                                         ----------      -----------        -----------      -----------

  Income (loss) from operations                             27,343            1,058             53,113           (5,687)

  Investment income, net                                     6,142              755             14,579            4,535
  Minority interests in operations
      of consolidated subsidiaries                            (297)              96                 68              727
                                                         ----------      -----------        -----------      -----------

  Income (loss) before income taxes                         33,188            1,909             67,760             (425)

  Provision for income taxes                                 8,145                -             17,827                -
                                                         ----------      -----------        -----------      -----------

  Pro forma net income (loss)                          $    25,043     $      1,909       $     49,933     $       (425)
                                                         ----------      -----------        -----------      -----------

  Pro forma net income (loss) per share - diluted      $       0.21    $        0.02      $        0.45    $        0.00
                                                         ----------      -----------        -----------      -----------
                                                         ----------      -----------        -----------      -----------

  Pro forma weighted average common shares and
      equivalents used in per share calculation - diluted  117,246          106,689            112,050           87,336
                                                         ----------      -----------        -----------      -----------
                                                         ----------      -----------        -----------      -----------

Note:  The above pro forma condensed consolidated statements of operations exclude the effects of the following:
      - $2,300,000 of in-process research and development incurred in connection with the acquisition of HyperParallel, Inc. during the quarter ended December 31, 1998;
      - $2,100,000 incurred in connection with the acquisition of Yoyodyne Entertainment, Inc. during the quarter ended December 31, 1998;
      - $15,000,000 of in-process research and development incurred in connection with the acquisition of Viaweb Inc. during the quarter ended June 30, 1998;
      - $3,850,000 incurred in connection with the acquisition of Four11 Corporation during the quarter ended December 31, 1997;
      - $21,245,000 of non-cash costs related to the termination of the Visa Marketplace agreement incurred during the quarter ended June 30, 1997;
      - amortization of purchased technology from the Viaweb acquisition of $1,250,000 in the quarter ended December 31, 1998 and $2,917,000 in the year ended December 31, 1998;
      - amortization of intangibles from the Viaweb acquisition of $869,000 in the quarter ended December 31, 1998 and $2,028,000 in the year ended December 31, 1998.

Note: The results for all periods presented have been restated to reflect the merger of Yahoo! Inc. and Yoyodyne Entertainment, Inc. which was completed on October 20, 1998 and has been accounted for as a pooling of interests. Additionally, as a result of a change in accounting for the Viaweb acquisition, Yahoo!'s pro forma net income for the second quarter ended June 30, 1998 was adjusted to $6,730,000 or $0.06 per share diluted and the pro forma net income for the third quarter ended September 30, 1998 was adjusted to $14,890,000 or $0.13 per share diluted. The above share and per share calculations do not reflect the effect of the 2-for-1 stock split announced on January 12, 1999.

                                YAHOO! INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           THREE MONTHS ENDED                     YEAR ENDED
                                                               DECEMBER 31,                      DECEMBER 31,
                                                          1998            1997                1998           1997


  Net revenues                                         $    76,410     $     26,584       $    203,270     $     70,450

  Cost of revenues                                           7,889            3,790             23,825           10,885
  Amortization of purchased technology                       1,250                -              2,917                -
                                                         ----------      -----------        -----------      -----------
      Total cost of revenues                                 9,139            3,790             26,742           10,885
                                                         ----------      -----------        -----------      -----------

      Gross profit                                          67,271           22,794            176,528           59,565
                                                         ----------      -----------        -----------      -----------

  Operating expenses:
      Sales and marketing                                   30,527           15,776             92,380           45,778
      Product development                                    7,076            3,797             22,742           12,082
      General and administrative                             3,575            2,163             11,210            7,392
      Amortization of intangibles                              869                -              2,028                -
      Other - non-recurring costs (1)                        4,400            3,850             19,400           25,095
                                                         ----------      -----------        -----------      -----------
          Total operating expenses                          46,447           25,586            147,760           90,347
                                                         ----------      -----------        -----------      -----------

  Income (loss) from operations                             20,824           (2,792)            28,768          (30,782)

  Investment income, net                                     6,142              755             14,579            4,535
  Minority interests in operations
      of consolidated subsidiaries                            (297)              96                 68              727
                                                         ----------      -----------        -----------      -----------

  Income (loss) before income taxes                         26,669           (1,941)            43,415          (25,520)

  Provision for income taxes                                 8,145                -             17,827                -
                                                         ----------      -----------        -----------      -----------

  Net income (loss)                                    $    18,524     $     (1,941)      $     25,588     $    (25,520)
                                                         ----------      -----------        -----------      -----------
                                                         ----------      -----------        -----------      -----------
  Net income (loss) per share - diluted                $       0.16    $       (0.02)     $        0.23    $       (0.29)
                                                         ----------      -----------        -----------      -----------
                                                         ----------      -----------        -----------      -----------
  Weighted average common shares and equivalents
      used in per share calculation - diluted              117,246           89,713            112,050           87,336
                                                         ----------      -----------        -----------      -----------
                                                         ----------      -----------        -----------      -----------

(1) Non-recurring costs consist of the following:
        - $2,300,000 of in-process research and development incurred in connection with the acquisition of HyperParallel, Inc. during the quarter ended December 31, 1998;
        - $2,100,000 incurred in connection with the acquisition of Yoyodyne Entertainment, Inc. during the quarter ended December 31, 1998;
        - $15,000,000 of in-process research and development incurred in connection with the acquisition of Viaweb Inc. during the quarter ended June 30, 1998;
        - $3,850,000 incurred in connection with the acquisition of Four11 Corporation during the quarter ended December 31, 1997;
        - $21,245,000 of non-cash costs related to the termination of the Visa Marketplace agreement incurred during the quarter ended June 30, 1997.

Note: The results for all periods presented have been restated to reflect the merger of Yahoo! Inc. and Yoyodyne Entertainment, Inc. which was completed on October 20, 1998 and has been accounted for as a pooling of interests. Additionally, as a result of a change in accounting for the Viaweb acquisition, Yahoo!'s net loss for the second quarter ended June 30, 1998 was adjusted to $8,977,000 or $0.10 per share diluted and the net income for the third quarter ended September 30, 1998 was adjusted to $12,771,000 or $0.11 per share diluted. The above share and per share calculations do not reflect the effect of the 2-for-1 stock split announced on January 12, 1999.

                                 YAHOO! INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)

                                                       DECEMBER 31,          DECEMBER 31,
                                                           1998                  1997
                                                      ---------------       --------------
                                                       (UNAUDITED)            (AUDITED)
     ASSETS
        Cash, cash equivalents, and investments
            in marketable debt securities             $    482,426          $   108,045
        Accounts receivable, net                            24,831               11,163
        Property and equipment, net                         15,189                7,364
        Investments in marketable equity securities         41,339                    -
        Other assets                                        58,099               16,940
                                                        -----------           ----------
            Total assets                              $    621,884          $   143,512
                                                        -----------           ----------
                                                        -----------           ----------

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Liabilities:
        Accounts payable                              $      6,504          $     6,022
        Accrued expenses and other liabilities              39,621               13,331
        Deferred revenue                                    38,301                5,085
                                                        -----------           ----------
            Total liabilities                               84,426               24,438
                                                        -----------           ----------

     Minority interests in consolidated subsidiaries         1,248                  716
                                                        -----------           ----------

     Shareholders' equity:
        Common Stock                                       522,865              151,321
        Unrealized gain on investments, net                 21,787                    -
        Accumulated deficit                                 (8,442)             (32,963)
                                                        -----------           ----------
            Total shareholders' equity                     536,210              118,358
                                                        -----------           ----------
                                                      $    621,884          $   143,512
                                                        -----------           ----------
                                                        -----------           ----------

Note: The balances as of December 31, 1997 have been restated to reflect the merger of Yahoo! Inc. and Yoyodyne Entertainment, Inc. which was completed on October 20, 1998 and has been accounted for as a pooling of interests.